As filed with the Securities and Exchange Commission on November 3, 2000
                                                    Registration No.____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                              CENTRAL BANCORP, INC.
                     ---------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

        MASSACHUSETTS                                       04-3447594
---------------------------------                         -----------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                               399 HIGHLAND AVENUE
                         SOMERVILLE, MASSACHUSETTS 02144
                                 (617) 628-4000
                     ---------------------------------------
                     (Address of Principal Executive Office)

   CENTRAL BANCORP, INC. DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
   ---------------------------------------------------------------------------
                            (Full Title of the Plan)

                           JOHN D. DOHERTY, PRESIDENT
                              CENTRAL BANCORP, INC.
                               399 HIGHLAND AVENUE
                         SOMERVILLE, MASSACHUSETTS 02144
                                 (617) 628-4000
                     ----------------------------------------
                     (Name and Address of Agent for Service)

                                 (617) 628-4000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:
                           HARRY K. KANTARIAN, ESQUIRE
                            HOWARD S. PARRIS, ESQUIRE
               STRADLEY RONON HOUSLEY KANTARIAN AND BRONSTEIN, LLP
                        1220 19TH STREET, N.W., SUITE 700
                             WASHINGTON, D.C. 20036
                                 (202) 822-9611

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
     Title Of          Proposed Maximum          Proposed Maximum               Amount Of
Securities To Be         Amount To Be             Offering Price           Aggregate Offering       Registration
   Registered             Registered                Per Share                     Price                  Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value           18,500 (1)                $18.00 (2)                $392,532 (2)             $103.63
===================================================================================================================

(1) Maximum number of shares issuable under the Central Bancorp, Inc. Deferred Compensation Plan for Non-employee Directors (18,500 shares), as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) 18,500 Shares are being registered hereby, none of which are currently under option. Pursuant to Rules 457(h) and 457(c), the offering price for purposes of calculating the registration fee is the average of the high and low selling price on October 23, 2000 of $17.8125 per share ($392,532 in the aggregate).

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
-----

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

         *This Registration Statement relates to the registration of 18,500 shares of Common Stock, $1.00 par value per share, of Central Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Central Bancorp, Inc. Deferred Compensation Plan for Non-employee Directors (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 filed with the Commission on June 28, 2000 (Commission File No. 0-25251);

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Commission on August 11, 2000 (Commission File No. 0-25251);

          (c) The description of the Company's securities contained in this Company's Registration Statement on Form 8-A as declared effective by Commission on January 8, 1999.


         ALL DOCUMENTS FILED BY THE COMPANY AND THE PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

         Not applicable, as the common stock is registered under Section 12 of the Securities and Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

         The Company and its principal subsidiary Central Co-operative Bank (the "Bank") indemnify their respective directors and officers to the extent permitted under the Massachusetts General Laws. The Amended Charter of the Bank provides that its directors and officers shall, and in the discretion of the Board of Directors, any other person may, be indemnified by the Bank against liabilities and expenses arising out of services performed of or on behalf of the Bank. The Amended Charter of the Bank further provides that such indemnification will not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Bank.

         The Company's Articles of Organization provides for indemnification of the Company's officers and directors as follows:

         The Corporation shall indemnify each director or officer of the Corporation to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he is or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of a subsidiary of the Corporation, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by a subsidiary of the Corporation, or is or was serving another enterprise in any such capacity at the written request of the Corporation. To the extent authorized at any time by the Board of Directors of the Corporation, the Corporation may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article VI(H) or applicable laws. In no event, however, shall the Corporation indemnify any director, officer, or other person hereunder with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Corporation or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI(H). The provisions of this Article VI(H) shall be applicable to persons who shall have ceased to be directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. Nothing herein shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

         Not applicable.

ITEM 8.  EXHIBITS
------

         The exhibits scheduled to be filed as part of this registration statement are as follows:

         5.1 Opinion of Stradley Ronon Housley Kantarian & Bronstein, LLP as to the legality of the Common Stock being registered

         23.1     Consent of KPMG LLP

         23.2 Consent of Stradley Ronon Housley Kantarian & Bronstein, LLP (appears in their opinion filed as Exhibit 5.1)

         24.1 Power of Attorney (contained in the signature page to this Registration Statement)

         99.1 Central Bancorp, Inc. Deferred Compensation Plan for Non-employee Directors

         99.2 Form of Trust Agreement under the Central Bancorp, Inc. Deferred Compensation Plan for Non-employee Directors

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any additional or changed material information on to the plan of distribution; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from the periodic reports filed by the small business issuer under the Securities Exchange Act of 1934.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Somerville, State of Massachusetts, on this 22nd day of October, 2000.

                                 CENTRAL BANCORP, INC.


                                 By: /s/ John D. Doherty
                                     ------------------------------------------
                                     John D. Doherty, President
                                     and Chief Executive Officer
                                     (Duly Authorized Representative)


                                POWER OF ATTORNEY

     We, the undersigned Directors of Central Bancorp, Inc., hereby severally constitute and appoint John D. Doherty with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John D. Doherty may deem necessary or advisable to enable Central Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Central Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John D. Doherty shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                      Title                                    Date
----------                                      -----                                    ----

/s/ John D. Doherty                      President, Chief Executive Officer         October 22, 2000
-------------------------------
John D. Doherty   and Director

/s/ Paul S. Feeley                       Principal Financial and                    October 22, 2000
----------------------------------       Accounting Officer
Paul S. Feeley

/s/ Joseph R. Doherty                    Chairman of the Board                      October 22, 2000
-------------------------------
Joseph R. Doherty

/s/ Terence D. Kenney                    Senior Vice President and Director         October 22, 2000
------------------------------
Terence D. Kenney

/s/ Gregory W. Boulos                    Director                                   October 22, 2000
------------------------------
Gregory W. Boulos

/s/ Nancy Neri                           Director                                   October 22, 2000
-----------------------------------
Nancy Neri

/s/ John F. Gilgun, Jr.                  Director                                   October 22, 2000
---------------------------------
John F. Gilgun, Jr.

/s/ John G. Quinn                        Director                                   October 22, 2000
----------------------------------
John G. Quinn

/s/ Marat E. Santini                     Director                                   October 22, 2000
-----------------------------------
Marat E. Santini


                                INDEX TO EXHIBITS



Exhibit           Description
-------           -----------

5.1 Opinion of Stradley Ronon Housley Kantarian & Bronstein, LLP as to the legality of the Common Stock being registered

23.1              Consent of KPMG LLP

23.2 Consent of Stradley Ronon Housley Kantarian & Bronstein, LLP (appears in their opinion filed as Exhibit 5.1)

24.1 Power of Attorney (contained in the signature page to this Registration Statement)

99.1              Central Bancorp, Inc. Deferred Compensation Plan for
                  Non-employee Directors

99.2              Form of Trust Agreement under the Central Bancorp, Inc.
                  Deferred Compensation Plan for Non-employee Directors